   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1996
                                                             FILE NO. 333-02593
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

MCI COMMUNICATIONS CORPORATION               DELAWARE              52-0886267
MCI CAPITAL I                                DELAWARE              52-6793953
MCI CAPITAL II                               DELAWARE       TO BE APPLIED FOR
MCI CAPITAL III                              DELAWARE       TO BE APPLIED FOR
MCI CAPITAL IV                               DELAWARE       TO BE APPLIED FOR
(EXACT NAME OF REGISTRANT AS             (STATE OR OTHER    (I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER)                 JURISDICTION       IDENTIFICATION
                                         OF INCORPORATION       NUMBER)
                                         OR ORGANIZATION)


                        1801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                                (202) 872-1600
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                              MICHAEL H. SALSBURY
                           EXECUTIVE VICE PRESIDENT
                                      AND
                                GENERAL COUNSEL
                        MCI COMMUNICATIONS CORPORATION
                        1801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                                (202) 872-1600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                  COPIES TO:
          PETER S. KOLEVZON                     ROBERT H. CRAFT, JR.
            KRAMER, LEVIN,                       SULLIVAN & CROMWELL
          NAFTALIS & FRANKEL               1701 PENNSYLVANIA AVENUE, N.W.
           919 THIRD AVENUE                    WASHINGTON, D.C. 20006
       NEW YORK, NEW YORK 10022                    (202) 956-7500
            (212) 715-9100
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:

   (a)SEC registration fee (actual)................................. $  258,621
   (b)Printing fees and expenses....................................    300,000
   (c)Legal fees and expenses.......................................    250,000
   (d)Accounting fees and expenses..................................     50,000
   (e)Blue Sky fees and expenses....................................     15,500
   (f)Nasdaq National Market Listing Fee............................     50,000
   (g)Rating Agency Fees............................................     40,000
   (h)Trustees' Fees................................................     10,000
   (i)Other.........................................................     25,879
                                                                     ----------
       Total........................................................ $1,000,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  MCI has in effect an insurance policy covering officers' and directors' legal liability containing a maximum limit of $50 million per loss per policy year, including legal fees and expenses, with retained liability for each loss of $2,000,000 for MCI.

  MCI's Restated Certificate of Incorporation, at Section 8, provides as follows:

    (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph (a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly-owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

  The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere plea or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

  The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

  MCI has indemnification agreements with each of its directors which have been approved by stockholders. The indemnification under the indemnification agreements differs from that provided in Section 8 of MCI's Certificate of Incorporation in the following ways: (i) MCI is obligated to advance litigation expenses to an indemnitee, subject to reimbursement if the Reviewing Party (as defined in the indemnification agreements) determines that the director would not be permitted such indemnification under applicable laws; (ii) MCI must prove that the applicable standard of conduct has not been met for indemnification if MCI denies protection to a director; (iii) upon a potential change in control (as defined in the indemnification agreements) MCI is required to contribute an amount sufficient to pay all claims for which the indemnitee is entitled to be indemnified to a trust for the benefit of the indemnitee (subject to an overall maximum amount on such trust); (iv) a subsequent board of directors, hostile to an indemnitee entitled to indemnification, will not have the right to make a final determination that the indemnitee has not met the required standard of care; and (v) the period of time in which MCI may sue an indemnitee for an action is limited to two years from the date of accrual of such cause of action.

  Reference is made to the Underwriting Agreement Basic Provisions which is filed as Exhibit 1.01 to this Registration Statement.

  Under the Trust Agreements, MCI will agree to indemnify each of the Trustees of the Issuer or any predecessor Trustee for the Issuer, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

  1.01* Proposed form of Underwriting Agreement Basic Provisions for Preferred
        Securities.
  3.01 Restated Certificate of Incorporation of MCI (incorporated herein by reference to Exhibit 3(a) to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).
  3.02  By-Laws of MCI, as amended (incorporated herein by reference to Exhibit
        3(ii) to MCI's Registration Statement on Form S-3, Registration No. 33-
        57155).
  4.01* Junior Subordinated Indenture between MCI and Wilmington Trust Company, as Debenture Trustee.
  4.02* Certificate of Trust of MCI Capital I.
  4.03* Trust Agreement of MCI Capital I.
  4.04* Certificate of Trust of MCI Capital II.
  4.05* Trust Agreement of MCI Capital II.
  4.06* Certificate of Trust of MCI Capital III.
  4.07* Trust Agreement of MCI Capital III.
  4.08* Certificate of Trust of MCI Capital IV.
  4.09* Trust Agreement of MCI Capital IV.
  4.10* Form of Amended and Restated Trust Agreement for MCI Capital I.
  4.10A Form of Amended and Restated Trust Agreement for MCI Capital II.
  4.10B Form of Amended and Restated Trust Agreement for MCI Capital III.
  4.10C Form of Amended and Restated Trust Agreement for MCI Capital IV.
  4.11  Form of Preferred Security Certificate for MCI Capital I (included as
        Exhibit E of Exhibit 4.10 hereto).
  4.11A Form of Preferred Security Certificate for MCI Capital II (included as
        Exhibit E 4.10A hereto).
  4.11B Form of Preferred Security Certificate for MCI Capital III (included as
        Exhibit E 4.10B hereto).
  4.11C Form of Preferred Security Certificate for MCI Capital IV (included as
        Exhibit E 4.10C hereto).
  4.12* Form of Guarantee Agreement in respect of MCI Capital I.
  4.12A Form of Guarantee Agreement in respect of MCI Capital II.
  4.12B Form of Guarantee Agreement in respect of MCI Capital III.
  4.12C Form of Guarantee Agreement in respect of MCI Capital IV.
  4.13* Form of Supplemental Indenture between MCI and Wilmington Trust
        Company, as Debenture Trustee (Supplemental Indentures for MCI Capital
        I, MCI Capital II, MCI Capital III and MCI Capital IV are substantially identical except for names and dates).
  5.01* Opinion of Kramer, Levin, Naftalis & Frankel, relating to the legality of the Junior Subordinated Debentures and the Guarantees.
  5.02* Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of MCI Capital I, MCI Capital II, MCI Capital III and MCI Capital IV.
  8.01* Opinion of Kramer, Levin, Naftalis & Frankel, as to certain United
        States federal income tax matters.
 12.01  Statement Re: Computation of Ratio of Earnings to Fixed Charges
        (Incorporated by reference to Exhibit 12 to MCI's Quarterly Report on
        Form 10-Q for the quarter ended March 31, 1996).
 23.01* Consent of Price Waterhouse LLP.
 23.02 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 5.01 hereto).

 23.03  Consent of Richards, Layton & Finger, special Delaware counsel
        (included in Exhibit 5.02 hereto).
 23.04 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 8.01 hereto).
 25.01* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Trustee for the Junior
        Subordinated Indenture.
 25.02* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital I.
 25.03* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital I.
 25.04* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital II.
 25.05* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital II.
 25.06* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital III.
 25.07* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital III.
 25.08* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital IV.
 25.09* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital IV.

- --------
* Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned Registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

  (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MCI
COMMUNICATIONS CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON AND DISTRICT OF COLUMBIA ON MAY 22, 1996.

                                          MCI Communications Corporation

                                          By:     /s/ Bert C. Roberts, Jr.
                                             ----------------------------------
                                               BERT C. ROBERTS, JR. CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING OFFICERS AND DIRECTORS OF MCI COMMUNICATIONS CORPORATION ON MAY 22, 1996 IN THE CAPACITIES INDICATED BELOW.

              SIGNATURE                                TITLE

      /s/ Bert C. Roberts, Jr.         Principal Executive Officer,
- -------------------------------------   Director
        BERT C. ROBERTS, JR.

        /s/ Douglas L. Maine           Principal Financial
- -------------------------------------   Officer
          DOUGLAS L. MAINE

       /s/ James M. Schneider          Principal Accounting Officer
- -------------------------------------
         JAMES M. SCHNEIDER

   /s/ Clifford L. Alexander, Jr.      Director
- -------------------------------------
     CLIFFORD L. ALEXANDER, JR.
         /s/ Judith C. Areen           Director

- -------------------------------------
           JUDITH C. AREEN
        /s/ Michael H. Bader           Director

- -------------------------------------
          MICHAEL H. BADER

      /s/ Sir Peter L. Bonfield        Director
- -------------------------------------
        SIR PETER L. BONFIELD

              SIGNATURE                                 TITLE
              ---------                                 -----

        /s/ Richard M. Jones            Director
- -------------------------------------
          RICHARD M. JONES

        /s/ Gordon S. Macklin           Director
- -------------------------------------
          GORDON S. MACKLIN

        /s/ Alfred T. Mockett           Director
- -------------------------------------
          ALFRED T. MOCKETT

        /s/ K. Rupert Murdoch           Director
- -------------------------------------
          K. RUPERT MURDOCH

                                        Director
- -------------------------------------
          DR. ALAN W. RUDGE

       /s/ Richard B. Sayford           Director
- -------------------------------------
         RICHARD B. SAYFORD

        /s/ Gerald H. Taylor            Director
- -------------------------------------
          GERALD H. TAYLOR

        /s/ Judith Whittaker            Director
- -------------------------------------
          JUDITH WHITTAKER

       /s/ John R. Worthington          Director
- -------------------------------------
         JOHN R. WORTHINGTON

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MCI CAPITAL I, MCI CAPITAL II, MCI CAPITAL III AND MCI CAPITAL IV CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON AND DISTRICT OF COLUMBIA ON MAY 22, 1996.

                                             MCI Capital I
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                             MCI Capital II
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                             MCI Capital III
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                             MCI Capital IV
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
  1.01*  Proposed form of Underwriting Agreement Basic Provisions for
         Preferred Securities.........................................
  3.01   Restated Certificate of Incorporation of MCI (incorporated herein by reference to Exhibit 3(a) to MCI's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1994).......
  3.02   By-Laws of MCI, as amended (incorporated herein by reference to Exhibit 3(ii) to MCI's Registration Statement on Form S-3,
         Registration No. 33-57155)...................................
  4.01*  Junior Subordinated Indenture between MCI and Wilmington
         Trust Company, as Debenture Trustee..........................
  4.02*  Certificate of Trust of MCI Capital I........................
  4.03*  Trust Agreement of MCI Capital I.............................
  4.04*  Certificate of Trust of MCI Capital II.......................
  4.05*  Trust Agreement of MCI Capital II............................
  4.06*  Certificate of Trust of MCI Capital III......................
  4.07*  Trust Agreement of MCI Capital III...........................
  4.08*  Certificate of Trust of MCI Capital IV.......................
  4.09*  Trust Agreement of MCI Capital IV............................
  4.10*  Form of Amended and Restated Trust Agreement for MCI Capital
         I............................................................
  4.10A  Form of Amended and Restated Trust Agreement for MCI Capital
         II...........................................................
  4.10B  Form of Amended and Restated Trust Agreement for MCI Capital
         III..........................................................
  4.10C  Form of Amended and Restated Trust Agreement for MCI Capital
         IV...........................................................
  4.11   Form of Preferred Security Certificate for MCI Capital I
         (included as Exhibit E of Exhibit 4.10 hereto)...............
  4.11A  Form of Preferred Security Certificate for MCI Capital II
         (included as Exhibit E to 4.10A hereto)......................
  4.11B  Form of Preferred Security Certificate for MCI Capital III
         (included as Exhibit E to 4.10B hereto)......................
  4.11C  Form of Preferred Security Certificate for MCI Capital IV
         (included as Exhibit E to 4.10C hereto)......................
  4.12*  Form of Guarantee Agreement in respect of MCI Capital I......
  4.12A  Form of Guarantee Agreement in respect of MCI Capital II.....
  4.12B  Form of Guarantee Agreement in respect of MCI Capital III....
  4.12C  Form of Guarantee Agreement in respect of MCI Capital IV.....
  4.13*  Form of Supplemental Indenture between MCI and Wilmington
         Trust Company, as Debenture Trustee (Supplemental Indentures
         for MCI Capital I MCI Capital II MCI Capital III and MCI
         Capital IV are substantially identical except for names and dates).......................................................
  5.01*  Opinion of Kramer, Levin, Naftalis & Frankel, relating to the legality of the Junior Subordinated Debentures and the
         Guarantees...................................................
  5.02*  Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of MCI Capital I, MCI Capital II, MCI Capital III and MCI
         Capital IV...................................................
  8.01*  Opinion of Kramer, Levin, Naftalis & Frankel, as to certain
         United States federal income tax matters.....................
 12.01   Statement Re: Computation of Ratio of Earnings to Fixed
         Charges (Incorporated by reference to Exhibit 12 to MCI's
         Quarterly Report on Form 10-Q for the quarter ended March 31,
         1996)........................................................
 23.01*  Consent of Price Waterhouse LLP..............................
 23.02   Consent of Kramer, Levin, Naftalis & Frankel (included in
         Exhibit 5.01 hereto).........................................
 23.03   Consent of Richards, Layton & Finger, special Delaware
         counsel (included in Exhibit 5.02 hereto)....................
 23.04   Consent of Kramer, Levin, Naftalis & Frankel (included in
         Exhibit 8.01 hereto).........................................

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
 25.01*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as Trustee
         for the Junior Subordinated Indenture........................
 25.02*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital I.............................................
 25.03*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital I........
 25.04*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital II............................................
 25.05*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital II.......
 25.06*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital III...........................................
 25.07*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital III......
 25.08*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital IV............................................
 25.09*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital IV.......

- --------
* Previously filed.